Exhibit 10.2

[DATE]

[NAME]
[ADDRESS]

  Subject: Alsius Corporation Change in Control Severance Plan Participation Notice

Dear [NAME]:

The Company has selected you to be a Covered Employee in the Alsius Corporation Change in Control Severance Plan (the “Plan”).  This letter is your Change in Control Severance Plan Participation Notice (the "Agreement") as defined in the Plan.  A copy of the Plan (and its Summary Plan Description) is enclosed with this Agreement.  Certain terms defined in the Plan are used in this Agreement.

As a Covered Employee, if there is a Qualifying Termination and if you timely execute and do not revoke the Release and you remain in full compliance with the Plan and this Agreement, then you will receive the severance benefits described in Section 1 below.  Separately, as of your Termination Date, you shall also be paid for your accrued but unpaid salary and vacation, unreimbursed valid business expenses that were submitted in accordance with Company policies and procedures, and you are eligible for other vested benefits pursuant to the express terms of any employee benefit plan.

This Agreement is personal in nature and your right to receive payments hereunder is not assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by your will or by the laws of descent and distribution.  All provisions of this Agreement are subject to and governed by the terms of the Plan.

1. Severance Benefits.  The Company shall pay you cash in three monthly installments with each installment equal to one-twelfth of your annual base salary with the first such installment payable on the first business day of the month following the effective date of the Release.  In addition, for the three month period commencing with the month following the month of the Termination Date, the Company shall continue to provide to you all Employee Benefits which were received by, or with respect to, you as of the Termination Date, at the same expense to you as before the Change in Control subject to immediate cessation if you are offered other employee benefits coverage in connection with new employment.  You shall provide advance written notice to the Company informing the Company when you are offered or become eligible for other employee benefits in connection with new employment.  In addition, if periodically requested by the Company, you will provide the Company with written confirmation that you have not been offered other employee benefits.  All payments and benefits made under this Agreement shall be subject to reduction to reflect any withholding taxes or other amounts required by applicable law or regulation.  In addition, to the extent you receive severance or similar payments and/or benefits under any other Company plan, program, agreement, policy, practice, or the like, or under the WARN Act or similar state law, the payments and benefits due to you under this Agreement will be correspondingly reduced on a dollar-for-dollar basis (or vice-versa) in a manner that complies with Internal Revenue Code Section 409A.

2. Defined Terms:

"Cause" means any of the following, each as determined in the discretion of the Company's (or its successor's) Board of Directors or Chief Executive Officer: (i) the Covered Person's dereliction of his or her duties, (ii) the Covered Person's material violation of Company policy, or (iii) the Covered Person's conviction of, or guilty plea to, a crime against the Company or one which reflects negatively on the reputation of the Company.

"Change in Control" means any of the following transactions, provided, however, that the Company shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Company determines shall not be a Change in Control; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Company determines shall not be a Change in Control.

"Company" means Alsius Corporation, a Delaware corporation.

"Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

"Employee Benefits" means any group health and dental benefit plans provided, however, that Employee Benefits shall not include contributions made by the Company to any retirement plan, pension plan or profit sharing plan for the benefit of you in connection with amounts earned by you.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Qualifying Termination" means that the Company has terminated your employment for any reason other than Cause, death or Disability and where your Termination Date occurred during the twelve month period immediately following a Change in Control.

"Release" means a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (or as may be reasonably modified by the Company in its reasonable discretion).  Such release must become effective within sixty days after the Termination Date or else you will be deemed to have waived all rights to any payments or benefits under this Agreement.

"Termination Date" means your last day of employment with the Company (and any Company subsidiary or affiliate) and where such termination of employment constitutes a "separation from service" within the meaning of Internal Revenue Code Section 409A.

ALSIUS CORPORATION

By:  _______________________________

Title: ______________________________

EXHIBIT A
RELEASE OF CLAIMS AND COVENANT NOT TO SUE

This Release of Claims and Covenant Not To Sue (the "Release") is entered into by ____________ ("Executive").  This Release is effective only if (i) it has been executed by the Executive after his/her termination of employment with Alsius Corporation (the "Company"), (ii) such executed Release has been provided to the Company on or before [DATE] and (iii) the revocation period has expired without revocation as set forth in Section 5(c) below (the “Effective Date”).  The Company and the Executive are collectively referred to herein as the Parties.

WHEREAS, Executive was an employee of the Company and served as the Company's [JOB TITLE];

WHEREAS, Executive was a participant in and "Covered Employee" under the Alsius Corporation Change in Control Severance Plan (the "Plan");

WHEREAS, pursuant to the Plan and the Change in Control Severance Plan Participation Notice provided to the Executive by the Company (the "Severance Agreement"), the Executive is eligible for specified severance benefits upon the occurrence of certain events with such benefits conditioned upon, among other things, the Executive's execution and non-revocation of this Release;

WHEREAS, the Company was subject to a Change in Control (as defined in the Severance Agreement) on [DATE];

WHEREAS, the Executive's employment was terminated by the Company without Cause (as defined in the Severance Agreement) on [DATE] (the "Separation Date"); and

WHEREAS, pursuant to the terms of the Plan and Severance Agreement, the Company has determined to treat the termination of Executive’s employment as eligible for payment of certain separation benefits provided in the Severance Agreement.

NOW, THEREFORE, the Executive agrees as follows:

1.           Termination of Employment.  Executive acknowledges and agrees that Executive’s employment with the Company terminated as of the close of business on the Separation Date.  As of the Separation Date, Executive agrees that he/she is no longer an employee of the Company and no longer holds any positions or offices with the Company.

2.           Separation Benefits.  In consideration for the release of claims set forth below and other obligations under this Release, the Plan and the Severance Agreement and in satisfaction of all of the Company's obligations to Executive and further provided that (i) this Release is signed by Executive and not revoked by Executive under Section 5(c) herein and (ii) the Executive remains in continuing compliance with all of the terms of this Release, the Plan and the Severance Agreement, the Executive is eligible to receive the separation benefits specified in Section 1 of the Severance Agreement.

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3.           Integration.  This Release, the Plan, and the Severance Agreement (and any agreements referenced therein) represents the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all prior agreements whether written or oral.

4.           Right to Advice of Counsel.  Executive acknowledges that Executive has had the opportunity to fully review this Release and, if Executive so chooses, to consult with counsel, and is fully aware of Executive’s rights and obligations under this Release.

5.           Executive's Release of Claims.  Executive hereby expressly covenants not to sue and releases and waives any and all claims, liabilities, demands, damages, penalties, debts, accounts, obligations, actions, grievances, and causes of action (“Claims”), whether now known or unknown, suspected or unsuspected, whether in law, in equity or in arbitration, of any kind or nature whatsoever, which Executive has or claims to have, now or hereafter, against the Company and its divisions, facilities, subsidiaries and affiliated entities, successors and assigns, or any of its or their respective past or present officers, directors, trustees, shareholders, agents, employees, attorneys, insurers, representatives (collectively, the Releasees), including, but not limited to, any Claims arising out of or relating in any way to Executive’s employment at the Company and the termination thereof.  Without limiting the foregoing, Executive hereby acknowledges and agrees that the Claims released by this Release include, but are not limited to, any and all claims which arise or could arise under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Federal Worker Adjustment and Retraining Notification Act (or any similar state, local or foreign law), the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, California statutory or common law, the Orders of the California Industrial Welfare Commission regulating wages, hours, and working conditions, and federal statutory law, or any Claim for severance pay, bonus, sick leave, disability, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit.  Nothing in this Release shall limit in any way Executive’s right under California Workers’ Compensation laws to file or pursue any workers’ compensation claim.  Nothing herein shall release any rights to indemnification Executive may have in connection with Executive's actions taken in the course of his/her duties with the Company.  This release shall not apply to any claims that may not be waived as a matter of applicable law.

(a)           As part of this general release, Executive expressly releases, waives and relinquishes all rights under Section 1542 of the California Civil Code which states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Executive acknowledges that he/she may later discover facts in addition to or different from those which Executive now knows, or believes to be true, with respect to any of the subject matters of this Release, but that it is nevertheless Executive’s intention to settle and release any and all Claims released herein.

(b) Executive warrants and represents that there is not now pending any action; complaint, petition Executive charge, grievance, or any other form of administrative, legal or arbitral proceeding by Executive against the Company and further warrants and represents that no such proceeding of any kind shall be instituted by or on Executive’s behalf based upon any and all Claims released herein.

(c) Executive expressly acknowledges, understands and agrees that this Release includes a waiver and release of all claims which Executive has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621, et seq. (“ADEA”).  The following terms and conditions apply to and are part of the waiver and release of ADEA claims under this Release:

(i) Executive is advised to consult an attorney before signing this Release;

(ii) Executive is granted twenty-one (21) days after he/she is presented with this Release to decide whether or not to sign this Release;

(iii) Executive will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Release, and this Release shall not become effective and enforceable until that revocation period has expired without such revocation;

(iv) Executive hereby acknowledges and agrees that he/she is knowingly and voluntarily waiving and releasing Executive’s rights and claims in exchange for consideration (something of value) in addition to anything of value to which he/she is already entitled; and

(v) Nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

6.           Labor Code Section 206.5.  Executive agrees that the Company has paid to Executive his/her salary and vacation accrued as of the Separation Date and that these payments represent all such monies due to Executive through the Separation Date.  In light of the payment by the Company of all wages due, or to become due to Executive, California Labor Code Section 206.5 is not applicable.  That section provides in pertinent part as follows:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

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7.           Severability.  Executive understands that whenever possible, each provision of this Release will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Release will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.           No Representations.  Executive has not relied upon any representations or statements made by the Company in deciding whether to execute this Release.

9.           Voluntary Execution of Release.  This Release is executed voluntarily by Executive and without any duress or undue influence and with the full intent of releasing all claims.  The Executive acknowledges that:

(a)           He/She has read this Release;
(b)           He/She has been represented in the preparation, negotiation, and execution of this Release by legal counsel of his/her own choice or that he/she has voluntarily declined to seek such counsel;
(c)           He/She understands the terms and consequences of this Release and of the releases it contains;
(d)           He/She is fully aware of the legal and binding effect of this Release.

IN WITNESS WHEREOF, the Executive has executed this Release as shown below.

EXECUTIVE

_______________

Dated:

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